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                                                                    EXHIBIT 21.1



                               COHO ENERGY, INC.
                              LIST OF SUBSIDIARIES



Coho Resources Limited, Alberta, Canada (100% subsidiary of Coho Energy, Inc.) Coho Resources, Inc., Nevada (owned .1% by Coho Resources Limited and 99.9% by
  Coho Energy, Inc.)
Coho Marketing & Transportation, Inc., Nevada (100% subsidiary of Coho
  Resources, Inc.)*
Coho Shell Company, Delaware (100% subsidiary of Coho Energy, Inc.)
Profile Petroleum Ltd., Alberta, Canada (100% subsidiary of Coho
  Resources Limited)
Grayon Development Limited, Alberta, Canada (100% subsidiary of Coho
  Resources Limited)
Coho International Limited, Bahamas (100% subsidiary of Coho Resources
  Limited)
Coho Anaguid, Inc., Delaware (100% subsidiary of Coho Resources, Inc.) Interstate Natural Gas Company, Delaware (100% subsidiary of Coho
  Resources, Inc.)*
Coho Exploration, Inc., Delaware (100% subsidiary of Interstate Natural
  Gas Company)*
Coho Louisiana Production Company, Delaware (100% subsidiary of
  Interstate Natural Gas Company)*
Coho Oil & Gas, Inc., Delaware (100% subsidiary of Coho Resources, Inc.)

* These subsidiaries were merged into Coho Resources, Inc. effective December 31, 2000.